Exhibit 99.1

HubSpot Reports Q3 2024 Results

CAMBRIDGE, MA (November 6, 2024) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the third quarter ended September 30, 2024.

Financial Highlights:

Revenue

●
Total revenue was $669.7 million, up 20% compared to Q3'23.
o
Subscription revenue was $654.7 million, up 20% compared to Q3'23.
o
Professional services and other revenue was $15.0 million, up 28% compared to Q3'23.

Operating Income (Loss)

●
GAAP operating margin was (1.4%), compared to (3.3%) in Q3'23.
●
Non-GAAP operating margin was 18.7%, compared to 16.5% in Q3'23.
●
GAAP operating loss was ($9.6) million, compared to ($18.6) million in Q3'23.
●
Non-GAAP operating income was $125.2 million, compared to $92.1 million in Q3'23.

Net Income (Loss)

●
GAAP net income was $8.1 million, or $0.16 per basic and diluted share, compared to net loss of ($3.6) million, or ($0.07) per basic and diluted share in Q3'23.
●
Non-GAAP net income was $116.6 million, or $2.27 per basic and $2.18 per diluted share, compared to $84.9 million, or $1.70 per basic and $1.62 per diluted share in Q3'23.
●
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 51.4 million, compared to 50.1 million basic and diluted shares in Q3'23.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 51.4 million and 53.4 million, respectively, compared to 50.1 million and 52.5 million, respectively, in Q3'23.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $2.1 billion as of September 30, 2024.
●
During the third quarter, the company generated $159.5 million of cash from operating cash flow, compared to $89.0 million during Q3'23.
●
During the third quarter, the company generated $164.0 million of cash from non-GAAP operating cash flow and $129.2 million of non-GAAP free cash flow, compared to $93.3 million of cash from non-GAAP operating cash flow and $64.7 million of non-GAAP free cash flow during Q3'23.

Additional Recent Business Highlights

●
Grew Customers to 238,128 at September 30, 2024, up 23% from September 30, 2023.
●
Average Subscription Revenue Per Customer was $11,235 during the third quarter of 2024, down 2% compared to the third quarter of 2023.

“Q3 was another strong quarter of revenue growth, operating profit growth and customer growth”, said Yamini Rangan, Chief Executive Officer at HubSpot. “We hosted our annual INBOUND conference which was a huge success, showcasing over 200 new innovations, including the standout launches of Breeze and Breeze Intelligence. We are embedding AI across

Page | 1

all our hubs and our entire platform to help SMBs grow. With our relentless focus on innovation with AI and solid momentum in Q3, I’m more confident than ever in HubSpot’s durable growth.”

Business Outlook
Based on information available as of November 6, 2024, HubSpot is issuing guidance for the fourth quarter of 2024 and full year 2024 as indicated below.

Fourth Quarter 2024:

•
Total revenue is expected to be in the range of $672.0 million to $674.0 million.
o
Foreign exchange rates are expected to have a 1 point tailwind to fourth quarter 2024 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $128.0 million to $129.0 million.
•
Non-GAAP net income per common share is expected to be in the range of $2.18 to $2.20. This assumes approximately 53.8 million weighted average diluted shares outstanding.

Full Year 2024:

•
Total revenue is expected to be in the range of $2.597 billion to $2.599 billion.
o
Foreign exchange rates are expected to have a neutral impact to full year 2024 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $455.0 million to $456.0 million.
•
Non-GAAP net income per common share is expected to be in the range of $7.98 to $8.00. This assumes approximately 53.4 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period rates with prior period average rates.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, November 6, 2024 at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter 2024 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 1,500 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Page | 2

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the fourth fiscal quarter of and full year 2024 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Page | 3

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2024	2023(1)
Assets
Current assets:
Cash and cash equivalents	$410,060	$387,987
Short-term investments	1,527,928	1,000,245
Accounts receivable	278,893	295,303
Deferred commission expense	135,116	99,326
Prepaid expenses and other current assets	86,704	88,679
Total current assets	2,438,701	1,871,540
Long-term investments	165,623	325,703
Property and equipment, net	110,950	103,331
Capitalized software development costs, net	144,829	106,229
Right-of-use assets	225,922	251,071
Deferred commission expense, net of current portion	149,619	122,194
Other assets	112,045	75,247
Intangible assets, net	35,211	42,316
Goodwill	174,158	173,761
Total assets	$3,557,058	$3,071,392
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,267	$9,106
Accrued compensation costs	83,602	53,462
Accrued commissions	88,418	78,169
Accrued expenses and other current liabilities	99,358	94,074
Operating lease liabilities	34,630	35,047
Convertible senior notes	457,674	—
Deferred revenue	719,595	672,150
Total current liabilities	1,488,544	942,008
Operating lease liabilities, net of current portion	265,706	296,561
Deferred revenue, net of current portion	4,232	5,810
Other long-term liabilities	46,694	36,459
Convertible senior notes, net of current portion	—	456,206
Total liabilities	1,805,176	1,737,044
Stockholders’ equity:
Common stock	51	50
Additional paid-in capital	2,550,974	2,136,908
Accumulated other comprehensive income	5,649	1,827
Accumulated deficit	(804,792)	(804,437)
Total stockholders’ equity	1,751,882	1,334,348
Total liabilities and stockholders’ equity	$3,557,058	$3,071,392

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $1.9 million for the three months ended September 30, 2023 and $5.9 million for the nine months ended September 30, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three and nine months ended September 30, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-Q for additional information.

Page | 4

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023(1)	2024	2023(1)
Revenues:
Subscription	$654,738	$545,832	$1,882,241	$1,553,253
Professional services and other	14,983	11,725	42,124	35,062
Total revenue	669,721	557,557	1,924,365	1,588,315
Cost of revenues:
Subscription	85,066	71,895	247,408	210,011
Professional services and other	14,258	13,745	42,520	40,910
Total cost of revenues	99,324	85,640	289,928	250,921
Gross profit	570,397	471,917	1,634,437	1,337,394
Operating expenses:
Research and development	191,185	156,871	565,001	454,511
Sales and marketing	309,928	271,448	904,010	787,423
General and administrative	77,928	61,308	219,380	179,939
Restructuring	987	846	2,847	93,296
Total operating expenses	580,028	490,473	1,691,238	1,515,169
Loss from operations	(9,631)	(18,556)	(56,801)	(177,775)
Other income (expense):
Interest income	21,780	16,181	60,877	40,195
Interest expense	(936)	(950)	(2,772)	(2,817)
Other (expense) income	(565)	(1,664)	14,381	(2,128)
Total other income	20,279	13,567	72,486	35,250
Income (loss) before income tax expense	10,648	(4,989)	15,685	(142,525)
Income tax (expense) benefit	(2,502)	1,412	(16,040)	(9,575)
Net income (loss)	$8,146	$(3,577)	$(355)	$(152,100)
Net income (loss) per share, basic	$0.16	$(0.07)	$(0.01)	$(3.06)
Net income (loss) per share, diluted	$0.16	$(0.07)	$(0.01)	$(3.06)
Weighted average common shares used in computing basic net income (loss) per share:	51,354	50,051	51,017	49,719
Weighted average common shares used in computing diluted net income (loss) per share:	51,778	50,051	51,017	49,719

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $1.9 million for the three months ended September 30, 2023 and $5.9 million for the nine months ended September 30, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three and nine months ended September 30, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-Q for additional information.

Page | 5

Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023(1)	2024	2023(1)
Operating Activities:
Net income (loss)	$8,146	$(3,577)	$(355)	$(152,100)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	25,009	20,509	68,447	53,508
Stock-based compensation	130,266	107,506	370,382	318,545
Restructuring charges	—	—	—	64,938
Gain on strategic investments	(99)	—	(18,555)	—
Impairment of strategic investments	—	—	4,094	—
(Benefit from) provision for deferred income taxes	(399)	141	(611)	4,943
Amortization of debt discount and issuance costs	499	497	1,501	1,477
Accretion of bond discount	(13,614)	(11,436)	(36,694)	(30,213)
Unrealized currency translation	(2,429)	(1,259)	(3,377)	(1,380)
Changes in assets and liabilities
Accounts receivable	(4,561)	(8,448)	13,861	13,178
Prepaid expenses and other assets	18,622	11,423	(8,606)	(36,023)
Deferred commission expense	(21,341)	(17,301)	(61,425)	(54,335)
Right-of-use assets	6,077	2,272	26,461	23,244
Accounts payable	1,667	12,649	1,449	(5,165)
Accrued expenses and other liabilities	24,273	(12,250)	39,322	34,276
Operating lease liabilities	(9,402)	(10,948)	(32,555)	(28,933)
Deferred revenue	(3,172)	(732)	41,119	40,699
Net cash and cash equivalents provided by operating activities	159,542	89,046	404,458	246,659
Investing Activities:
Purchases of investments	(834,621)	(405,920)	(1,486,338)	(1,137,283)
Maturities of investments	305,960	424,950	1,155,555	1,154,784
Sale of investments	1,997	—	1,997	—
Purchases of property and equipment	(11,131)	(10,842)	(25,213)	(25,031)
Equity method investment	(3,943)	(2,250)	(3,943)	(2,250)
Purchases of strategic investments	(3,996)	(3,250)	(7,623)	(9,250)
Capitalization of software development costs	(23,646)	(17,693)	(66,721)	(49,288)
Proceeds from net working capital settlement	—	—	1,933	—
Net cash and cash equivalents used in investing activities	(569,380)	(15,005)	(430,353)	(68,318)
Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(4,293)	(3,469)	(17,777)	(7,571)
Proceeds related to the issuance of common stock under stock plans	15,967	13,384	61,211	37,934
Net cash and cash equivalents provided by financing activities	11,674	9,915	43,434	30,363
Effect of exchange rate changes on cash, cash equivalents and restricted cash	10,349	(5,629)	4,534	(4,181)
Net increase in cash, cash equivalents and restricted cash	(387,815)	78,327	22,073	204,523
Cash, cash equivalents and restricted cash, beginning of period	801,928	460,371	392,040	334,175
Cash, cash equivalents and restricted cash, end of period	$414,113	$538,698	$414,113	$538,698

(1) In the three months ended March 31, 2024, we discovered an immaterial error in our calculation of Cost of Revenues—Subscription related to how we calculate contractual credits in one of our third-party vendor agreements. As a result, we have revised the Consolidated Statement of Operations by reducing Cost of Revenues- Subscription by $1.9 million for the three months ended September 30, 2023 and $5.9 million for the nine months ended September 30, 2023 to reflect the revised impact of the credits on that period. We have also revised the balance sheet as of December 31, 2023 to reflect the cumulative impact of the error on prior periods, resulting in a decrease to accrued expenses and other current liabilities and a decrease to accumulated deficit totaling $14.2 million. Lastly, we have updated certain line items within the operating section of the statement of cash flows for the three and nine months ended September 30, 2023 but note no net impact to cash flows provided by operating activities. Refer to our Form 10-Q for additional information.

Page | 6

Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP operating loss	$(9,631)	$(18,556)	$(56,801)	$(177,775)
Stock-based compensation	130,266	107,506	370,382	318,545
Amortization of acquired intangible assets	2,344	2,311	7,029	4,007
Acquisition related expense	1,243	—	3,634	—
Restructuring charges	987	846	2,847	93,296
Non-GAAP operating income	$125,209	$92,107	$327,091	$238,073

GAAP operating margin	(1.4%)	(3.3%)	(3.0%)	(11.2%)
Non-GAAP operating margin	18.7%	16.5%	17.0%	15.0%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net income (loss)	$8,146	$(3,577)	$(355)	$(152,100)
Stock-based compensation	130,266	107,506	370,382	318,545
Acquisition related expense	1,243	—	3,634	—
Amortization of acquired intangibles assets	2,344	2,311	7,029	4,007
Restructuring charges	987	846	2,847	93,296
Non-cash interest expense for amortization of debt issuance costs	499	497	1,501	1,477
Gain on strategic investments	(99)	—	(14,461)	—
Gain on equity method investment	(140)	(30)	(86)	(96)
Income tax effects of non-GAAP items	(26,648)	(22,640)	(61,266)	(45,366)
Non-GAAP net income	$116,598	$84,913	$309,225	$219,763

Non-GAAP net income per share:
Basic	$2.27	$1.70	$6.06	$4.42
Diluted	$2.18	$1.62	$5.80	$4.22
Shares used in non-GAAP per share calculations
Basic	51,354	50,051	51,017	49,719
Diluted (1)	53,402	52,521	53,300	52,039

(1) The non-GAAP diluted share count includes shares related to our 2025 notes using the if converted method. The GAAP diluted share count excludes shares related to our 2025 notes using the if converted method because inclusion of those shares would be anti-dilutive.

Page | 7

Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	For the Three Months Ended September 30,
	2024					2023
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$85,066	$14,258	$191,185	$309,928	$77,928	$71,895	$13,745	$156,871	$271,448	$61,308
Stock -based compensation	(6,408)	(1,113)	(62,595)	(36,218)	(23,932)	(3,157)	(1,201)	(49,460)	(34,439)	(19,249)
Amortization of acquired intangible assets	(1,882)	—	—	(357)	(105)	(408)	—	—	(1,903)	—
Acquisition related expense	—	—	(764)	—	(479)	—	—	—	—	—
Non-GAAP expense	$76,776	$13,145	$127,826	$273,353	$53,412	$68,330	$12,544	$107,411	$235,106	$42,059

GAAP expense as a percentage of revenue	12.7%	2.1%	28.5%	46.3%	11.6%	12.9%	2.5%	28.1%	48.7%	11.0%
Non-GAAP expense as a percentage of revenue	11.5%	2.0%	19.1%	40.8%	8.0%	12.3%	2.2%	19.3%	42.2%	7.5%

	For the Nine Months Ended September 30,
	2024					2023
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$247,408	$42,520	$565,001	$904,010	$219,380	$210,011	$40,910	$454,511	$787,423	$179,939
Stock -based compensation	(16,811)	(3,328)	(177,914)	(107,543)	(64,786)	(9,110)	(3,748)	(146,845)	(103,233)	(55,609)
Amortization of acquired intangible assets	(5,643)	—	—	(1,071)	(315)	(1,212)	—	—	(2,795)	—
Acquisition related expense	—	—	(2,520)	—	(1,114)	—	—	—	—	—
Non-GAAP expense	$224,954	$39,192	$384,567	$795,396	$153,165	$199,689	$37,162	$307,666	$681,395	$124,330

GAAP expense as a percentage of revenue	12.9%	2.2%	29.4%	47.0%	11.4%	13.2%	2.6%	28.6%	49.6%	11.3%
Non-GAAP expense as a percentage of revenue	11.7%	2.0%	20.0%	41.3%	8.0%	12.6%	2.3%	19.4%	42.9%	7.8%

Page | 8

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP subscription margin	$569,672	$473,937	$1,634,833	$1,343,242
Stock-based compensation	6,408	3,157	16,811	9,110
Amortization of acquired intangible assets	1,882	408	5,643	1,212
Non-GAAP subscription margin	$577,962	$477,502	$1,657,287	$1,353,564

GAAP subscription margin percentage	87.0%	86.8%	86.9%	86.5%
Non-GAAP subscription margin percentage	88.3%	87.5%	88.0%	87.1%

Reconciliation of free cash flow
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$159,542	$89,046	$404,458	$246,659
Purchases of property and equipment	(11,131)	(10,842)	(25,213)	(25,031)
Capitalization of software development costs	(23,646)	(17,693)	(66,721)	(49,288)
Payment of restructuring charges	4,466	4,225	12,537	37,164
Non-GAAP free cash flow	$129,231	$64,736	$325,061	$209,504

Reconciliation of operating cash flow

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net cash and cash equivalents provided by operating activities	$159,542	$89,046	$404,458	$246,659
Payment of restructuring charges	4,466	4,225	12,537	37,164
Non-GAAP operating cash flow	$164,008	$93,271	$416,995	$283,823

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2024	Year Ended December 31, 2024
GAAP operating income range	($13,347)-($12,497)	($73,090)-($72,240)
Stock-based compensation	134,538	507,747
Amortization of acquired intangible assets	2,350	9,403
Acquisition related expense	3,659	7,293
Restructuring charges	800-950	3,647-3,797
Non-GAAP operating income range	$128,000-$129,000	$455,000-$456,000

Page | 9

Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2024	Year Ended December 31, 2024
GAAP net loss range	($519)-$582	($3,635)-($2,535)
Stock-based compensation	134,538	507,747
Amortization of acquired intangible assets	2,350	9,403
Acquisition related expense	3,659	7,293
Non-cash interest expense for amortization of debt issuance costs	514	2,019
Gain on strategic investments	—	(14,461)
Loss on equity method investment	—	(86)
Restructuring charges	800-950	3,647-3,797
Income tax effects of non-GAAP items	(24,142)-(24,392)	(85,427)-(85,677)
Non-GAAP net income range	$117,200-$118,201	$426,500-$427,500

GAAP net income per basic and diluted share	($0.01)-$0.01	($0.07)-($0.05)
Non-GAAP net income per diluted share	$2.18-$2.20	$7.98-$8.00

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	51,669	51,181
Weighted average common shares used in computing non-GAAP diluted net loss per share:	53,762	53,425

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, gain on or impairment of strategic investments, loss of equity method investment, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition,

Page | 10

management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, gain or loss on equity method investment, restructuring charges and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our

Page | 11

fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented on January 25, 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. Over the remaining lease term (into 2027), we expect to both incur incremental restructuring charges and make cash payments related to the facilities that we abandoned in 2023. The abandonment of facilities is part of the restructuring plan we authorized in January 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $12-14 million and will be paid in cash over the remaining lease term. We also expect to make cash payments of approximately $47.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments over the remaining lease term for which we have taken the full P&L restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

Page | 12